UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On November 6, 2014, Republic Airline Inc. ("Republic"), a subsidiary of Republic Airways Holdings Inc., entered into an Amendment to the Amended and Restated Jet Service Agreement with US Airways, Inc. ("Airways"), dated as of September 2, 2005 (such agreement, as amended, the "Agreement"). Under the Agreement, Republic operates 58 E170/175 aircraft as US Airways Express. The amendment provides for, among other things, an extension of the air transportation services provided by Republic with respect to 28 aircraft which were set to expire under the Agreement in September 2015. The amended service terms for the aircraft expire between March 2019 and March 2023.  The service terms for the remaining 30 aircraft terminate between February 2019 and July 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Executive Vice President and Chief Financial Officer, Secretary

Dated: November 10, 2014